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                                                                  Exhibit 10


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 30, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Equity Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants," "Experts" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
July 27, 2000